                                                              Exhibit (a)(5)(ii)

BANC OF AMERICA SECURITIES LLC
                                                  BANC OF AMERICA SECURITIES LLC
                                                        9 West 57(th) Street
                                                        New York, New York 10019
                                                        tel (212) 583-8564

                           OFFER TO PURCHASE FOR CASH

                                       BY

                        CENTURY BUSINESS SERVICES, INC.

                                       OF

                   UP TO 7,500,000 SHARES OF ITS COMMON STOCK

                                       AT

                                $5.00 PER SHARE

 THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
          TIME, ON APRIL 1, 2004, UNLESS THE TENDER OFFER IS EXTENDED.

                                                                   March 4, 2004

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     Century Business Services, Inc., a Delaware corporation ("CBIZ"), has appointed us to act as the Dealer Manager in connection with its offer to purchase up to 7,500,000 shares of its common stock, par value $0.01 per share, at $5.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated March 4, 2004, and in the related Letter of Transmittal which, as may be amended and supplemented from time to time, together constitute the tender offer.

     All shares properly tendered before the "expiration date" (as defined in Section 1 of the Offer to Purchase) and not properly withdrawn will be purchased by CBIZ at the purchase price, net to the seller in cash without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot, proration and conditional tender provisions thereof. Shares not purchased because of proration or conditional tenders will be returned at CBIZ's expense to the stockholders who tendered such shares promptly after the expiration date. CBIZ reserves the right, in its sole discretion, to purchase more than 7,500,000 shares under the offer, subject to applicable law. See Section 1 and Section 3 of the Offer to Purchase.

     If the number of shares properly tendered is less than or equal to 7,500,000 shares (or such greater number of shares as CBIZ may elect to purchase pursuant to the tender offer in accordance with applicable law), CBIZ will, on the terms and subject to the conditions of the tender offer, purchase at the purchase price, all shares so tendered.

     On the terms and subject to the conditions of the tender offer, if at the expiration of the tender offer more than 7,500,000 shares (or any such greater number of shares as CBIZ may elect to purchase) are properly tendered, then CBIZ will buy shares first, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 shares who properly tender all their shares and do not withdraw them before the expiration date, second, on a pro rata basis from all other stockholders who properly tender shares, subject to conditional tenders, and third, only if necessary to permit CBIZ to purchase 7,500,000 shares, from stockholders who have tendered shares subject to the condition that a specified minimum number if the stockholder's shares be purchased if any shares are purchased in the tender offer as described in Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the stockholders tendered all of their shares) by random lot, to the extent feasible.

     THE TENDER OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE TENDER OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 6 OF THE OFFER TO PURCHASE.

     For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. The Offer to Purchase, dated March 4, 2004;

          2. The Letter of Transmittal for your use and for the information of your clients (together with accompanying instructions and Substitute Form W-9);

          3. A letter to clients that you may send to your clients for whose accounts you hold shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the tender offer;

          4. A Notice of Guaranteed Delivery to be used to accept the tender offer if the share certificates and all other required documents cannot be delivered to the Depositary before the expiration date or if the procedure for book-entry transfer cannot be completed before the expiration date;

          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6. A return envelope addressed to the Depositary.

     YOUR PROMPT ACTION IS REQUIRED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, APRIL 1, 2004, UNLESS THE TENDER OFFER IS EXTENDED.

     CBIZ will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies or any person (other than fees to the Information Agent and Dealer Manager as described in Section 15 of the Offer to Purchase) for soliciting tenders of shares under the tender offer. CBIZ will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies or other nominees for customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to the beneficial owners of shares held by you as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, or trust company has been authorized to act as the agent of CBIZ, the Dealer Manager, the Information Agent, or the Depositary for purposes of the tender offer. CBIZ will pay or cause to be paid all stock transfer taxes, if any, applicable to its purchase of shares, except as otherwise provided in the Offer to Purchase or Instruction 7 in the Letter of Transmittal.

     For shares to be tendered properly under the tender offer, (1) the share certificates (or confirmation of receipt of such shares under the procedure for book-entry transfer as set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, including any required signature guarantees, or an "agent's message" (as defined in the Offer to Purchase) in the case of book-entry transfer, or a specific acknowledgement in the case of a tender through the Automated Tender Offer Program (as described in the Offer to Purchase) of book-entry transfer facility (as defined in the Offer to Purchase), and any other documents required by the letter of transmittal, must be received before 5:00 p.m., New York City time, on the expiration date by the Depositary at its address set forth on the back cover page of the Offer to Purchase, or (2) the tendering stockholder must comply with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

     Holders of shares whose certificate(s) for such shares are not immediately available, holders who cannot deliver such certificate(s) and all other required documents to the Depositary or holders who cannot complete the procedures for book-entry transfer before the expiration date must tender their Shares according to the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

     Neither CBIZ or its board of directors nor the Dealer Manager or the Information Agent or the Depositary makes any recommendation to any stockholder as to whether to tender or refrain from tendering all or any shares. Stockholders must make their own decision as to whether to tender shares and, if so, how may shares to tender.

     Any inquiries you may have with respect to the tender offer should be addressed to the Dealer Manager, Banc of America Securities LLC, or to the Information Agent, D. F. King & Co., Inc., at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

     Additional copies of the enclosed material may be obtained from D. F. King & Co., Inc. by calling them at: (800) 269-6427 or (212) 269-5550.

                                         Very truly yours,

                                         BANC OF AMERICA SECURITIES LLC

Enclosures

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF CBIZ, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                        3